Exhibit 32.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”), each of the undersigned officers of Novo Networks, Inc., a Delaware corporation (the “Company”), does hereby certify that:
The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2005, (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard B. Berliner Richard B. Berliner
Chief Executive Officer
(Principal Executive Officer)

/s/ Albert E. Gencarella Albert E. Gencarella
Chief Financial Officer
(Principal Financial Officer)

/s/ Patrick G. Mackey Patrick G. Mackey
Senior Vice President
(Principal Accounting Officer)
Dated: September 28, 2006
The foregoing certification is being furnished solely pursuant to
Section 906 of the Act and is not being filed as part of the
Periodic Report or as a separate disclosure document.